UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (date of earliest event reported): January 11, 2022

TONIX PHARMACEUTICALS HOLDING CORP.

(Exact name of registrant as specified in its charter)

Nevada	001-36019	26-1434750
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

26 Main Street, Chatham, New Jersey 07928

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (862) 904-8182

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	TNXP	The NASDAQ Global Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01	Regulation FD Disclosure.

On January 11, 2022, Tonix Pharmaceuticals Holding Corp. (the “Company”) issued a press release announcing that the first participant was enrolled in a dose-finding study for TNX-2100 (SARS-CoV-2 epitope peptide mixtures for intradermal administration) product candidate, an in vivo skin test to measure delayed-type hypersensitivity (“DTH”) to SARS-CoV-2. A copy of the press release which discusses this matter is furnished hereto as Exhibit 99.01, and incorporated herein by reference.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.01 attached hereto, shall not be deemed “filed” for purposes of Section 18 of the United States Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall they be deemed incorporated by reference in any filing under the United States Securities Act of 1933 or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

Item 8.01.	Other Events.

On January 11, 2022, the Company issued a press release announcing that the first participant was enrolled in a dose-finding study for TNX-2100. The Company believes that TNX-2100 has the potential to serve as: 1) a biomarker for T cell protective immunity and durability of vaccine protection; 2) a personalized approach for vaccine boosters; 3) a method to stratify participants in COVID-19 vaccine trials with a more complete picture of immune status; 4) an endpoint in COVID-19 vaccine trials for vaccines that elicit T cell immunity, and 5) public health surveillance. The Company believes that TNX-2100 has the potential to address the unmet need for a rapid, sensitive, and specific test that may indicate current or past infection with SARS-CoV-2 and potentially predict protective immunity, and to inform strategies to protect individuals and communities from COVID-19.

This dose finding, multi-cohort study is designed to evaluate the safety and efficacy of intradermally-injectedTNX-2100, synthesized SARS-CoV-2 peptide antigens, and assess the presence and magnitude of DTH reactions, a measure of functional T cell immunity.

The study is expected to be conducted in the U.S. in approximately 90 healthy adult subjects (30 subjects per cohort) who are either uninfected/unexposed healthy individuals (Cohort 1), who are confirmed to have recovered from SARS-CoV-2 infection, independent of vaccination status (Cohort 2), or who have received a complete SARS-CoV-2 vaccine course with no known history of natural infection (Cohort 3). The study schedule will consist of a baseline/skin test administration at visit 1 (Day 1) at which time baseline assessments are to be completed, the skin test is performed, and appropriate test samples are collected. Follow-up visits to monitor safety and evaluate the presence or absence of DTH reactions will be conducted at visit 1 (Day 1), visit 2 (Day 2), visit 3 (Day 3), visit 4 (Day 4), and visit 5 (Day 5). Safety monitoring will continue through visit 6 (Day 30) and visit 7 (Day 180).

An interim analysis is expected to be conducted after all subjects have completed their Day 5 visit (or early terminated prior to Day 5). The purpose of the interim analysis will be to assess the presence of DTH reactions in response to intradermal injection of TNX-2100, synthesized SARS-CoV-2 peptide antigens, and to assess safety up to 96 hours post-administration. A full database lock will occur after all subjects have completed their visit 7 (or early terminated prior to visit 7).

Forward- Looking Statements

This Current Report on Form 8-K contains certain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 and Private Securities Litigation Reform Act, as amended, including those relating to the intellectual property rights and protections related to TNX-1700, the Company’s product development, clinical trials, clinical and regulatory timelines, market opportunity, competitive position, possible or assumed future results of operations, business strategies, potential growth opportunities and other statement that are predictive in nature. These forward-looking statements are based on current expectations, estimates, forecasts and projections about the industry and markets in which we operate and management’s current beliefs and assumptions.

These statements may be identified by the use of forward-looking expressions, including, but not limited to, “expect,” “anticipate,” “intend,” “plan,” “believe,” “estimate,” “potential,” “predict,” “project,” “should,” “would” and similar expressions and the negatives of those terms. These statements relate to future events or our financial performance and involve known and unknown risks, uncertainties, and other factors which may cause actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by the forward-looking statements. Such factors include those set forth in the Company’s filings with the SEC. Prospective investors are cautioned not to place undue reliance on such forward-looking statements, which speak only as of the date of this press release. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future events or otherwise.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibit No.	Description.
	99.01 104	Press release of the Company, dated January 11, 2022 Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirement of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

TONIX PHARMACEUTICALS HOLDING CORP.

Date: January 11, 2022	By:	/s/ Bradley Saenger
Bradley Saenger
Chief Financial Officer